Exhibit 99.8

EXECUTION VERSION

SUPPLEMENTAL AGREEMENT

This Supplemental Agreement (this “Agreement”) is entered into as of November 4, 2015 by and among SouFun Holdings Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Listco”), IDG Alternative Global Limited, a company incorporated under the laws of the British Virgin Islands (“IDG Alternative”) and China Merchants Bank Co., Ltd. Tianjin Pilot Free Trade Zone Branch (the “Lender”, together with Listco and IDG Alternative, the “Parties”, and each, a “Party”).

WHEREAS, Listco and IDG Alternative entered into a subscription agreement dated as of September 17, 2015 (the “Subscription Agreement”) for the subscription by IDG Alternative of the Purchased Securities;

WHEREAS, IDG Alternative and the Lender entered into a facility agreement dated as of October 28, 2015 (the “Facility Agreement”), under which IDG Alternative agrees to borrow from the Lender, and the Lender agrees to extend to IDG Alternative, a loan in the amount of US$150,000,000, and IDG Alternative agrees to pledge certain Purchased Securities to the Lender as security for such loan, in each case subject to the terms set out in the applicable agreement; and

WHEREAS, the Parties desire to enter into this Agreement to govern certain of their rights, duties and obligations in connection with the transactions contemplated by the Subscription Agreement and other transactions in relation thereto or in relation to the related financing and security arrangements.

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound hereto hereby agree as follows.

1.         Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Subscription Agreement. In addition:

“Filing Date” means, with respect to the Registration Statement, the date on which the Registration Statement is first filed with the SEC.

“Listco Securities Account” shall mean the Listco Securities Account as defined in the Facility Agreement.

“Prospectus” shall mean the prospectus included, or deemed part of and included, in the Registration Statement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the prospectus, including post−effective amendments and all material incorporated by reference in such prospectus.

“Register”, “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the Securities Act, and the becoming, declaration or ordering of effectiveness of such Registration Statement or document.

“Registrable Securities” means (a) the Purchased Securities and Securities convertible from the exercise of the conversion rights set forth under the terms of the Notes; (b) such additional Securities which may be required to be pledged, or elected by IDG Alternative to be pledged, in accordance with the provisions of the Listco Share Pledge pursuant to the Facility Agreement; and (c) any other securities issued or issuable with respect to or in exchange for the foregoing in (a) and (b), including shares issued in replacement therefor, whether upon any stock split, stock dividend, recapitalization, subdivision or similar event or otherwise.

“Registration Expenses” shall mean all expenses incurred by Listco in complying with Section 2 hereof, including, without limitation, all registration and filing fees, listing fees of NYSE, printing expenses, fees and disbursements of accountants for Listco, fees and disbursements of all counsel for Listco involved in the registration, and reasonable fees and disbursements of counsel for IDG Alternative and the Lender.

“SEC” shall mean the United States Securities and Exchange Commission.

2.       Registration.

(a)                         Listco represents and warrants to IDG Alternative and the Lender as of the date hereof and as of the Filing Date that Listco meets the requirements for use of Form F-3 under the Securities Act and Listco is a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act.

(b)                        To the extent permitted under applicable Law, as soon as practicable after the Closing but in any event no later than 45 days thereof (or such later period agreed to by IDG Alternative and the Lender), Listco shall take all necessary actions as reasonably required by IDG Alternative or the Lender to prepare and file a registration statement on Form F-3 (together with any supplements or amendments thereto, including all necessary documents and information incorporated or to be incorporated by reference therein, the “Registration Statement”) covering the offering and sale of the Registrable Securities pursuant to Rule 415 under the Securities Act and Listco shall use commercially reasonable efforts to cause such Registration Statement to become effective or declared effective (the “Registration”) by the SEC as soon as possible after such filing. In addition, promptly after the offering and sale of the Registrable Securities pursuant to the Registration Statement (to the extent that the Lender decides to sell any Registrable Securities pursuant to the Facility Agreement), Listco shall file the Prospectus to be used for such offering and sale as required by and in accordance with Rule 424 under the Securities Act.

(c)                         Such Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to the Lender, IDG Alternative and their respective counsel at a reasonable time prior to its filing or other submission and shall not be filed or submitted in a form to which the Lender, IDG Alternative or their respective counsel reasonably objects.

(d)                        Listco shall notify IDG Alternative and the Lender by facsimile or email as promptly as practicable, and in any event, within 1 Business Day, after any such Registration Statement becomes or is declared effective.

(e)                         Each of Listco and IDG Alternative shall bear 50 per cent. of the Registration Expenses incurred in connection with the Registration.

(f)                          Listco shall enter into such customary agreements for underwritten secondary offerings and take all such actions and deliver or cause to be delivered such other documents and instruments reasonably requested by IDG Alternative or the Lender or the lead underwriter in any secondary underwritten offering in order to expedite or facilitate the disposition of the Registrable Securities; provided that, the fees and expenses to be incurred in connection with an underwritten offering of (i) the Registrable Securities and (ii) certain other securities of Listco (if any) shall be borne on a pro rata basis in proportion to the aggregate number of securities being sold by each seller participating the such underwritten offering.

3.         Conversion into ADS. To the extent permitted under applicable Law, for so long as the Registration Statement remains effective or if any sales of the Registrable Securities in the form of ADS are contemplated in reliance on Rule 144 under the Securities Act and if so directed by (x) IDG Alternative, or (y) the Lender (to the extent that the Lender decides to sell any Registrable Securities pursuant to the Facility Agreement), Listco shall take all necessary actions as reasonably required by IDG Alternative or the Lender to procure the prompt conversion of the Registrable Securities into ADS (including, without limitation, instructing its share registrar and transfer agent to effect necessary transactions and provide necessary documents as required by the ADS depositary and delivering legal opinions to be issued by its US counsel as required by the ADS depositary for purposes of such conversion; provided that, for any sales in reliance on Rule 144, IDG Alternative or the Lender, as applicable, shall deliver to Listco such forms including a Form 144 and such certificates, representations and legal opinions of counsel for IDG Alternative or the Lender, as applicable, in each case which are customary for a Rule 144 sale, and given by a seller, of securities of a similar type in the United States and for Listco and its counsel to rely on in connection with the conversion of the Registrable Securities into ADS and delivery to the ADS depository), and deposit such ADS into the Listco Securities Account within 3 days of such direction.

4.       Suspension.

Subject to (i) below, in the event:

(a)                         of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related prospectus or for additional information so that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or otherwise fail to comply with the applicable rules and regulations of the federal securities laws;

(b)                        of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

(c)                         of the receipt by Listco of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, provided that, considering the advice of its counsel, Listco reasonably believes that it must qualify in such jurisdiction;

(d)                        of any event or circumstance that, considering the advice of its counsel, Listco reasonably believes necessitates the making of any changes in the Registration Statement or related prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of a related prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(e)                         that Listco reasonably believes, considering the advice of its counsel, that Listco may, in the absence of a suspension described hereunder, be required under state or federal securities laws to disclose any corporate development, the disclosure of which could reasonably be expected to have a material adverse effect upon Listco, its stockholders, a potentially material transaction or event involving Listco, or any negotiations, discussions or proposals directly relating thereto, then Listco shall deliver a certificate in writing (the “Suspension Notice”) to the Lender and IDG Alternative to the effect of the foregoing (but in no event, without the prior written consent of the Lender or IDG Alternative, shall Listco disclose to the Lender or IDG Alternative any of the facts or circumstances regarding any material nonpublic information) and, upon receipt of such Suspension Notice, neither IDG Alternative nor the Lender will sell any Registrable Securities pursuant to the Registration Statement (a “Suspension”) until its receipt of copies of a supplemented or amended prospectus prepared and filed by Listco or until it is advised in writing by Listco that the current prospectus may be used and it has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such prospectus.

                                                                          i.      Notwithstanding the foregoing, Listco shall not suspend any Registration Statement or related prospectus for more than 45 consecutive days or for a total of more than 90 consecutive days in any 12 month period (each a “Permitted Suspension” and together the “Permitted Suspensions”).

                                                                        ii.       Listco will use commercially reasonable efforts to terminate a Suspension as promptly as practicable after delivery of a Suspension Notice to the Lender and IDG Alternative.

5.        Listco’s Obligations. Listco will use its commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto Listco will:

(a)                         use its commercially reasonable efforts to cause the Registration Statement to become effective and to remain continuously effective, provided, however, that Listco shall not be required to update the Registration Statement with more recent financial statements other than timely filing its annual report on Form 20-F unless and until the offering and sale of the Registrable Securities occurs, in which case Listco shall file the Prospectus with updated financial statements (if needed) to be used for such offering and sale as required by and in accordance with Rule 424 under the Securities Act, for a period that will terminate upon the earliest of (i) the date on which all Registrable Securities have been sold pursuant to the Registration Statement, as amended from time to time, (ii) the date on which all Registrable Securities covered by such Registration Statement have been sold pursuant to Rule 144, or (iii) 3 years from the initial effective date of the Registration Statement (or such longer period as IDG Alternative or the Lender may reasonably request but in no event later than 4 years from the date hereof) (the “Effectiveness Period”) and advise IDG Alternative and the Lender in writing of when the Effectiveness Period has expired;

(b)                        prepare and file with the SEC such amendments and post−effective amendments to the Registration Statement and such supplements to the Prospectus as may be necessary to keep the Registration Statement effective for the Effectiveness Period and to comply with the provisions of the Securities Act and the Exchange Act with respect to the distribution of all of the Registrable Securities covered thereby; provided, however, that Listco shall not be required to update the Registration Statement with more recent financial statements other than timely filing its annual report on Form 20-F unless and until the offering and sale of the Registrable Securities occurs, in which case Listco shall file the Prospectus with updated financial statements (if needed) to be used for such offering and sale as required by and in accordance with Rule 424 under the Securities Act;

(c)                         provide copies to and permit counsel designated by IDG Alternative to review the Registration Statement and any amendments or supplements thereto and any comments made by the staff of the SEC and Listco’s responses thereto a reasonable period of time prior to its filing with the SEC or its receipt from the SEC as applicable and shall duly consider comments made by such counsel thereon;

(d)                        furnish to the Lender, IDG Alternative and their respective legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by Listco (but not later than 2 Business Days after the Filing Date, receipt date or sending date, as the case may be) one (1) copy of the Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of Listco to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which Listco has sought confidential treatment), and (ii) an electronic copy of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as the Lender or IDG Alternative may reasonably request in connection with the disposition of the Registrable Securities owned by the Lender or IDG Alternative that are covered by the Registration Statement;

(e)                         use its commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and (ii) if such order is issued, obtain the withdrawal of any such order at the earliest practicable time and to notify the Lender and IDG Alternative of the issuance of such an order and the resolution thereof;

(f)                         prior to any public offering of Registrable Securities, use commercially reasonable efforts to register or qualify or cooperate with the Lender, IDG Alternative and their respective counsel in connection with the registration or qualification of such

Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions requested by the Lender or IDG Alternative and do any and all other commercially reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that Listco shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section, (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section, or (iii) file a general consent to service of process in any such jurisdiction;

(g)                         use its commercially reasonable efforts to cause the ADS represented by all Registrable Securities covered by the Registration Statement to be listed on NYSE;

(h)                        as soon as reasonably practicable notify the Lender and IDG Alternative, at any time when a Prospectus relating to Registrable Securities is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the Prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of any such holder, as soon as practicable, and subject to Listco’s right to delay or refrain from filing as contemplated herein, prepare and furnish to such holder an electronic copy of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(i)                          otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC under the Securities Act and the Exchange Act, take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder;

(j)                          hold in confidence and not make any disclosure of information concerning the Lender or IDG Alternative provided to Listco if at the time such information is provided Listco is notified of the confidential nature of such information unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in the Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement, or (v) the Lender or IDG Alternative consents to the form and content of any such disclosure, which consent shall not be unreasonably withheld or delayed. Listco shall, upon learning that disclosure of any information concerning the Lender or IDG Alternative is sought in or by a court or governmental body of competent jurisdiction or through other means, to the fullest extent permitted under applicable law give prompt notice to the Lender and IDG Alternative;

(k)                        provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement;

(l)                          if, following the Registration, the Lender or IDG Alternative believes, after consultation with its counsel, that it could reasonably be deemed to be an underwriter of Registrable Securities, or if the Lender or IDG Alternative intends to distribute the Registrable Securities covered by means of an underwriting, at the request of the Lender or IDG Alternative, Listco shall (i) cause to be prepared and shall furnish to the Lender, IDG Alternative or underwriters, on the date of the effectiveness of a Registration Statement and thereafter from time to time on such date as the Lender, IDG Alternative or underwriter may reasonably request (A) a customary “comfort letter”, dated as of such date, from Listco’s independent certified public accountants to underwriters in an underwritten public offering, addressed to the Lender or underwriters, and (B) an opinion, dated as of such date, of legal counsel representing Listco for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the Lender, IDG Alternative or underwriters, (ii) make available to the Lender, IDG Alternative or underwriters, their legal counsel and one firm of accountants or other agents retained by the Lender, IDG Alternative or underwriters (collectively, the “Inspectors”) during regular business hours and upon reasonable written notice, all pertinent financial and other records, and pertinent corporate documents and properties of Listco (collectively, the “Records”), as shall be reasonably deemed necessary or appropriate by each Inspector, and cause Listco’s officers, directors and employees to supply all information which any Inspector may reasonably request and which is customarily supplied in an underwritten public offering; provided, however, that each Inspector shall agree to hold in strict confidence and shall not make any disclosure (except to the Lender, IDG Alternative or underwriters and the other Inspectors) or use of any Record or other information which Listco determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (x) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the Registration Statement or is otherwise required under the Securities Act, (y) ordered by a court of competent jurisdiction or (z) the information in such Records has been made generally available to the public other than by disclosure in violation of this Agreement, and (iii) in the event of an underwritten offering, enter into an underwriting agreement in customary form with the representative of the underwriter. Nothing herein (or in any other confidentiality agreement between Listco and the Lender or IDG Alternative (as the case may be)) shall be deemed to limit the Lender’s or IDG Alternative’s ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations; and

(m)                      if requested by the Lender or IDG Alternative, Listco shall, as soon as practicable (i) incorporate in a prospectus supplement or post−effective amendment such information as the Lender or IDG Alternative reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering, (ii) make all required filings of such prospectus supplement or post−effective amendment and (iii) supplement or make amendments to the Registration Statement if reasonably requested by the Lender or IDG Alternative.

6.       Conversion to Registration Statement on Form F-1.

Subject to Section 4, in the event that notwithstanding that Listco shall have satisfied its obligations under this Agreement, (i) the Registration Statement on Form F-3 shall not have become effective or been declared effective by the SEC within the time prescribed under Section 2(a) or (ii) the Registration Statement on Form F-3 shall have ceased to be effective at any time during the Effectiveness Period, from and including the day immediately following (x) the expiration of the time prescribed under Section 2(a) (in the case of (i)) or (y) the date such Registration Statement on Form F-3 has ceased to be effective (in the case of (ii)), Listco shall be required to perform its obligations under this Agreement as if all references to “Form F-3” shall be replaced by “Form F-1”, and “Closing” shall be deemed to mean such day.

7.         Indemnification

(a)                      Listco agrees to indemnify and hold harmless the Lender, IDG Alternative and their respective directors, managers, officers, employees, stockholders, members, and each Person who controls the Lender or IDG Alternative (within the meaning of the Securities Act) against any losses, claims, damages, judgments, amounts paid in settlement, liabilities and expenses (including, without limitation, reasonable attorneys’ fees) resulting from or which arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact in the Registration Statement or any post−effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”) or the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement or contained in the final prospectus (as amended or supplemented) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in the light of the circumstances under which the statements therein were made, not misleading (any of the foregoing, a “Violation”), and will reimburse the Lender, IDG Alternative and its directors, managers, members, officers, employees, stockholders or controlling Persons for any legal and other expenses reasonably incurred as such expenses are reasonably incurred by such Person in connection with investigating, defending, settling, compromising or paying any such Violation; provided, however, that Listco will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon the Lender’s or IDG Alternative’s fraud or willful misconduct or an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished in writing by the Lender or IDG Alternative (as the case may be) specifically for use in such Registration Statement or Prospectus or any other offering document.

(b)                     In connection with the Registration Statement and the Prospectus based on which IDG Alternative and/or the Lender offer(s) and sell(s) any Registrable Securities, each of IDG Alternative and/or the Lender, as the case may be, shall promptly furnish to the Listco in writing such information with respect to IDG Alternative and/or the Lender, as the case maybe, as the Listco may reasonably request or as may be required by law for use in connection with the Registration Statement and the Prospectus and all information required to be disclosed in order to make the information previously furnished to the Listco by IDG Alternative and/or the Lender, as the case may be, not materially misleading or necessary to cause the Registration Statement and the Prospectus not to omit a material fact with respect to IDG Alternative and/or the Lender, as the case may be, necessary in order to make the statements therein not misleading.

(c)                      Any Person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed to pay such fees or expenses, or (B) the indemnifying party shall have failed to assume the defense of such claim within 5 Business Days after written notice thereof and employ counsel reasonably satisfactory to such Person or (C) in the reasonable judgment of any such Person, considering the advice of counsel, a conflict of interest exists between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one additional firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

(d)                     If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No Person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of the Lender be greater in amount than the dollar amount of the proceeds (not of all expense paid by the Lender in connection with any claim relating to this Section and the amount of any damages the Lender or IDG Alternative has otherwise been required to pay by reason of such untrue statement or omission or alleged untrue statement or omission) received by the Lender or IDG Alternative upon the sale of the Registrable Securities included in the Registration Statement giving rise to such contribution obligation.

8.         Confidentiality

(a)                      Each Party shall keep confidential any non-public material or information with respect to the business operations, financial conditions, and other aspects of any other Party which it is aware of, or have access to, in signing or performing this Agreement (including written or non-written information, the “Confidential Information”). Confidential Information shall not include any information that is (a) previously known on a non-confidential basis by the receiving party, (b) in the public domain through no fault of such receiving party, its Affiliates or its or its Affiliates’ officers, directors or employees, (c) received from a party other than Listco or Listco’s representatives or agents, so long as such party was not, to the knowledge of the receiving party, subject to a duty of confidentiality to Listco or (d) developed independently by the receiving party without reference to confidential information of the disclosing party. No Party shall disclose such Confidential Information to any third party. Any Party may use the Confidential Information only for the purpose of, and to the extent necessary for performing this Agreement; and shall not use such Confidential Information for any other purposes.

(b)                     Notwithstanding any other provisions in this Section 8, if any Party believes in good faith that any announcement or notice must be prepared or published pursuant to applicable Laws (including any rules or regulations of any securities exchange or valid legal process) or information is otherwise required to be disclosed to any Governmental Authority, such Party may, in accordance with its understanding of the applicable Laws, make the required disclosure in the manner it deems in compliance with the requirements of applicable Laws; provided that the Parties, to the extent permitted by applicable Law, will consult with each other before issuance, and provide each other the opportunity to review, comment upon and concur with, and use all reasonable efforts to agree on any press release or public statement with respect to this Agreement and the transactions contemplated hereby, and will not (to the extent practicable) issue any such press release or make any such public statement prior to such consultation and agreement, except as may be required by Law or any listing agreement with or requirement of the NYSE or any other applicable securities exchange, provided that the disclosing party shall, to the extent permitted by applicable Law or any listing agreement with or requirement of the NYSE or any other applicable securities exchange and if reasonably practicable, inform the other Parties about the disclosure to be made pursuant to such requirements prior to the disclosure.

(c)                      Each Party may disclose the Confidential Information only to its Affiliates and its and its Affiliates’ officers, directors, employees, agents and representatives on a need-to-know basis in the performance of this Agreement; provided that, such Party shall ensure such Persons strictly abide by the confidentiality obligations hereunder. For the avoidance of doubt, all of IDG Maximum Financial Limited’s and its Affiliates’ limited partners, shareholders and future investors shall be deemed as IDG Alternative’s Affiliates and/or representatives for the purpose of this Section 8.

(d)                     The confidentiality obligations of each Party hereunder shall survive the termination of this Agreement. Each Party shall continue to abide by the confidentiality clause hereof and perform the obligation of confidentiality it undertakes until the disclosing party approves release of that obligation or until a breach of the confidentiality clause hereof will no longer result in any prejudice to the disclosing party.

9.        Governing Law This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

10.    Arbitration

(a)                      Any dispute, controversy, difference or claim arising out of or relating to this letter agreement, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (“HKIAC”) under the HKIAC Administered Arbitration Rules in force when the notice of arbitration is submitted.

(b)                     The law of this arbitration clause shall be Hong Kong law.

(c)                      The seat of arbitration shall be Hong Kong.

(d)                     The number of arbitrators shall be three. The arbitrators shall be appointed in accordance with the HKIAC rules. The arbitration proceedings shall be conducted in English.

(e)                      It shall not be incompatible with this arbitration agreement for any party to seek interim or conservatory relief from courts of competent jurisdiction before the constitution of the arbitral tribunal.

11.     Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. A facsimile or “PDF” signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original.

12.     Severability. If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the parties. In such event, the parties shall use commercially reasonable efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement, which most nearly effects the parties’ intent in entering into this Agreement.

13.     Notices. Except as may be otherwise provided herein, any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally; (b) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (c) one (1) Business Day after deposit with an internationally recognized overnight courier service; or (d) when sent by confirmed electronic mail if sent during normal business hours of the recipient, or if not, then on the next Business Day, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to Listco:

SouFun Holdings Limited

Address:	F9M, Building 5, Zone 4, Hanwei International Plaza, No. 186 South 4th Ring Road, Fengtai District, Beijing 100160, The People’s Republic of China

Telephone:	+86-10-5631 8000

Email:	vincentmo@soufun.com

Facsimile:	+86-10-5631 8010

Attention:	Mr. Vincent Mo

with a copy (for informational purposes only) to:

Wilson Sonsini Goodrich & Rosati

Address:	Unit 2901, 29F, Tower C, Beijing Yintai Centre, Chaoyang District, Beijing 100022, The People’s Republic of China

Telephone:	+86-10-6529-8300

Email:	douyang@wsgr.com

Facsimile:	+86-10-6529-8399

Attention:	Ms. Dan Ouyang, Esq.

If to IDG Alternative:

IDG Alternative Global Limited

Address:	Unit 5505, 55th Floor, the Center, 99 Queen’s Road, Hong Kong

Email:	Simon_ho@idgvc.mo

Facsimile:	(852) 2529 1016

Attention:	Chi Sing Ho

with a copy (for informational purposes only) to:

Davis Polk & Wardwell LLP

Address:	2201 China World Office 2, 1 Jian Guo Men Wai Avenue Chao Yang District, Beijing, P. R. China

Email:	howard.zhang@davispolk.com

Telephone:	(86) 10 8567 5002

Attention:	Howard Zhang

If to the Lender:

China Merchants Bank Co., Ltd. Tianjin Pilot Free Trade Zone Branch

Address:	No.102 Commercial District on First Floor, Ronghe Plaza Building No.2 Flat 3, Xisi Road, Airport Economic Zone, Tianjin, China

Email:	kongweixing@cmbchina.com

Facsimile:	+86-22-8484 1210

Attention:	Kong Wei Xing

with a copy (for informational purposes only) to:

Norton Rose Fulbright Hong Kong

Address:	38/F Jardine House, 1 Connaught Place, Central, Hong Kong

Email:	harold.tin@nortonrosefulbright.com

Facsimile:	+852-2523 6399

Attention:	Harold Tin

A Party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 13 by giving the other Parties written notice of the new address in the manner set forth above.

14.     Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the Parties. Except as otherwise provided herein, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any Party (whether by operation of law or otherwise) without the prior written consent of the other Parties.

15.     Construction. Each of the Parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of authorship of any of the provisions of this Agreement.

16.     Further Assurances. Each Party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other Party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

17.     Specific Performance. The Parties acknowledge and agree irreparable harm may occur for which money damages would not be an adequate remedy in the event that any of the representations or warranties in this Agreement are not true or accurate or are misleading in any respects or any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, in addition to any other remedies at law or in equity, the Parties shall be entitled to injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement without posting any bond or other undertaking.

18.     Amendment; Waiver. This Agreement may be amended, modified or supplemented only by a written instrument duly executed by all the Parties. The observance of any provision in this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by the written consent of the Party against whom such waiver is to be effective. Any amendment or waiver effected in accordance with this Section 18 shall be binding upon the Parties and their respective assigns. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any Party, upon any breach, default or noncompliance by any other Party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

SOUFUN HOLDINGS LIMITED

By:	/s/ Tianquan Mo
	Name:	Mo Tianquan
	Title:	Executive Chairman

[Signature Page to Supplemental Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

IDG ALTERNATIVE GLOBAL LIMITED

By:	/s/ Chi Sing HO
	Name:	HO Chi Sing
	Title:	Director

In the presence of:

/s/ Lui Ka Wan
Lui Ka Wan
Solicitor
Hastings & Co.
Hong Kong SAR

[Signature Page to Supplemental Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CHINA MERCHANTS BANK CO., LTD. TIANJIN PILOT FREE TRADE ZONE BRANCH

By:	/s/ CHINA MERCHANTS BANK CO., LTD. TIANJIN PILOT FREE TRADE ZONE BRANCH
Name:
Title:

[Signature Page to Supplemental Agreement]